UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014

NxSTAGE MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51567	04-3454702
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Merrimack Street, Lawrence, MA		01843
(Address of principal executive offices)		(Zip Code)

(978) 687-4700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 22, 2014, the stockholders of NxStage Medical, Inc. (NxStage) approved the NxStage 2014 Omnibus Incentive Plan (2014 Plan). The 2014 Plan replaces the NxStage 2005 Stock Incentive Plan (2005 Plan). The 2014 Plan will be administered by NxStage's Compensation Committee, and awards under the 2014 Plan will be granted at the discretion of the Compensation Committee. The following types of awards may be made under the 2014 Plan, subject to the limitations set forth in the 2014 Plan: stock options, which may be either incentive stock options or non-qualified stock options; stock appreciation rights; restricted stock; restricted stock units; unrestricted stock; dividend equivalent rights; performance shares and performance-based awards; other equity-based awards; and cash bonus awards. Employees and non-employee directors of NxStage and its affiliates are eligible to receive awards under the 2014 Plan, as well as consultants and advisors who perform services for NxStage or its affiliates. The maximum number of shares of common stock that may be issued under the 2014 Plan, consisting of authorized but unissued shares, will be equal to the sum of (1) 5,600,000 shares of common stock, plus (2) the number of shares of common stock available for future awards under the 2005 Plan as of May 22, 2014, plus (3) the number of shares of common stock related to awards outstanding under the 2005 Plan as of May 22, 2014 that thereafter terminate by expiration or forfeiture, cancellation, or otherwise without the issuance of such shares of common stock. Shares of common stock that are subject to awards other than stock options or stock appreciation rights will be counted against the 2014 Plan share limit as 1.62 shares for every one share subject to the award. Shares of common stock that are subject to awards of stock options or stock appreciation rights will be counted against the 2014 Plan share limit as one share for every one share subject to the award. The number of shares subject to any stock appreciation rights awarded under the 2014 Plan will be counted against the aggregate number of shares available for issuance under the 2014 Plan regardless of the number of shares actually issued to settle the stock appreciation right upon exercise.

Item 5.07	Submission of Matters to a Vote of Security Holders.

NxStage held its 2014 Annual Meeting of Stockholders on May 22, 2014. Set forth below are the final voting results for each of the matters submitted to a stockholder vote at the 2014 Annual Meeting.

1. Stockholders elected each of the nine nominees to NxStage's Board of Directors to serve until the 2015 Annual Meeting of Stockholders, with the votes cast as follows:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jeffrey H. Burbank	44,233,390	108,724	9,315,526
Robert G. Funari	44,067,636	274,478	9,315,526
Daniel A. Giannini	44,234,265	107,849	9,315,526
Earl R. Lewis	44,064,970	277,144	9,315,526
Jean K. Mixer	44,069,671	272,443	9,315,526
Craig W. Moore	43,947,672	394,442	9,315,526
Reid S. Perper	44,230,232	111,882	9,315,526
Barry M. Straube	44,229,505	112,609	9,315,526
Jay W. Shreiner	44,232,791	109,323	9,315,526

2.	Stockholders approved, on an advisory basis, the named executive officers’ compensation as disclosed in NxStage's proxy statement, with the votes cast as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
43,253,902	617,691	470,521	9,315,526

3.	Stockholders ratified the selection of Ernst & Young LLP to serve as NxStage's independent registered public accounting firm for the 2014 fiscal year, with the votes cast as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
53,432,530	212,862	12,248	0

4.
Stockholders (of at least 75% of the shares outstanding) did not approve an amendment to NxStage's Amended and Restated By-laws to adopt a majority voting standard for uncontested director elections, with the votes cast as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
44,274,509	52,442	15,163	9,315,526

5.	Stockholders approved the 2014 Plan and §162(m) material terms for payment, with the votes cast as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
38,450,870	5,852,709	38,535	9,315,526

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NxStage Medical, Inc.

By: /s/ Matthew W. Towse
Matthew W. Towse
Chief Financial Officer
Date: May 28, 2014